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                                                                   EXHIBIT 10.30


                               autobytel.com inc.
                             1999 STOCK OPTION PLAN



                                  PLAN SUMMARY


               The Plan is designed to advance the Company's interests by encouraging employees and non-employee directors of the Company and any future Parent Corporations or Subsidiary Corporations to acquire a proprietary interest in the Company. It provides that an aggregate of 1,800,000 shares of the Company's Common Stock may be optioned to employees and non-employee directors of the Employer Company; provided that after March 31, 1999 not more than 1,000,000 shares of the Company's Common Stock may thereafter be optioned to employees and non-employee directors of the Employer Company hereunder. Options granted under the Plan may be either Incentive Stock Options, which qualify for favorable federal income tax treatment, or Nonstatutory Stock Options. All employees of the Employer Company are eligible to receive Incentive Stock Options or Nonstatutory Stock Options, but the Administrator is entitled to select the individuals to whom such options actually will be granted and to determine whether the options will be Incentive Stock Options or Nonstatutory Stock Options. Non-employee directors are automatically entitled to participate in the Plan.

               To meet the statutory requirements for Incentive Stock Options under Section 422 of the Internal Revenue Code of 1986, as amended, the Plan provides the purchase price of the optioned stock must be fixed at no less than the fair market value of the Company's Common Stock as of the time the Option is granted (or in the case of an Optionee who beneficially owns more than ten percent (10%) of the total combined voting power of all classes of outstanding shares of capital stock of the Employer Company or its Parent or Subsidiary, no less than one hundred ten percent (110%) of the fair market value of the Company's Common Stock as of the time the Option is granted). To the extent that the aggregate fair market value of stock exercisable by an Optionee for the first time in any one calendar year under all plans of the Employer Company and any Parent Corporation and Subsidiary Corporation exceeds $100,000, options for such shares shall not be considered Incentive Stock Options but instead shall be considered Nonstatutory Stock Options granted under the Plan. Incentive Stock Options granted under the Plan are nontransferable (other than by will or the laws of descent and distribution) and Incentive Stock Options may not be exercised more than ten years (five years in the case of an Optionee who beneficially owns more than ten percent (10%) of the total combined voting power of all classes of outstanding shares of capital stock of the Employer Company or Parent Corporation or Subsidiary Corporation) after the date they are granted.

               The Company will receive no cash consideration for granting
Options



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under the Plan. However, when an Option is exercised, the holder is required to pay the Option Price for the number of shares of stock to be issued under the exercised Option.

               The Plan will be administered by the Administrator and will terminate ten years after the date it is adopted by the Board of Directors, unless earlier terminated by the Administrator.



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                               autobytel.com inc.

                             1999 STOCK OPTION PLAN


                                    SECTION 1
                                   DEFINITIONS


               As used herein, the following terms have the meanings hereinafter set forth unless the context clearly indicates to the contrary:

               (a) "Act" means the Securities Act of 1933, as amended.

               (b) "Administrator" means the Board or the Committee, whichever shall be administering the Plan from time to time in the discretion of the Board, as described in Section 3 of the Plan.

               (c) "Board" means the Board of Directors of the Company.

               (d) "Code" means the Internal Revenue Code of 1986, as amended.

               (e) "Committee" means the committee appointed by the Board in accordance with Section 3 of the Plan.

               (f) "Company" means autobytel.com inc., a Delaware corporation.

               (g) "Director" means a member of the Board of Directors of the Company.

               (h) "Employee" means an individual who is employed (within the meaning of Section 3401 of the Code and the regulations thereunder) by the Company or any future Parent Corporation or Subsidiary Corporation of the Company.

               (i) "Employer Company" means the company, whether the Company or a Parent Corporation or Subsidiary Corporation of the Company, which employs the Employee.

               (j) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

               (k) "Fair Market Value of Shares" shall mean (i) if the Shares are not



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publicly traded on the day in question, the fair market value of the Shares on the day in question as determined and set forth in writing by the Administrator (which, in making such determination, shall make a good faith effort to establish the true fair market value of the Shares as of such date using such methods as it deems appropriate, including independent appraisals, and taking into consideration any requirements set forth in the Code or the regulations thereunder), (ii) if the Shares are publicly traded on the day in question, the closing price of the Shares on the day in question. The closing price shall be the average of the highest and lowest quoted selling prices on the New York Stock Exchange or, if the Shares are not listed or admitted to trading on such Exchange, on the principal national securities exchange on which the Shares are listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, as reported by the Nasdaq Stock Market's National Market on the day in question, or (iii) if the Shares are not listed or admitted to trading on any national securities exchange or reported by the Nasdaq Stock Market's National Market, the closing price of the Shares shall be the average of the highest and lowest quoted selling prices as reported by The Wall Street Journal for the over-the-counter market on the day in question.

               (l) "Incentive Stock Option" means an Option for Shares which is intended to be, designated in writing as, and qualifies as an Incentive Stock Option within the meaning of Section 422 of the Code.

               (m) "Inside Director" means a Director who is an Employee.

               (n) "Key Employee" means any Employee so designated pursuant to
Section 3.2 by the Administrator to receive Options.

               (o) "Nonstatutory Stock Option" means an Option which is not an Incentive Stock Option and which is designated as a Nonstatutory Stock Option by the Board.

               (p) "Option" means an option to purchase a Share pursuant to the provisions of this Plan.

               (q) "Optionee" means an Employee or Outside Director to whom an Option has been granted hereunder.

               (r) "Option Price" means the price per share of the Shares subject to each Option as provided in Section 6.4.

               (s) "Option Term" means the maximum period of time during which


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an Option may be exercised as set forth in Section 6.5 below.

               (t) "Outside Director" means a Director who is not an Employee.

               (u) "Parent Corporation" shall have the meaning assigned to that term under Section 424 of the Code.

               (v) "Plan" means the Auto-By-Tel Corporation 1999 Stock Option Plan, the terms of which are set forth herein.

               (w) "Share" or "Shares" means Common Stock of the Company, par value $.001 per share, or, in the event that the outstanding Shares are hereafter changed into or exchanged for different shares or securities of the Company or some other corporation or other entity, such other shares or securities.

               (x) "Stock Option Agreement" means the agreement described in
Section 6.1 between the Company and the Optionee under which the Optionee may purchase Shares hereunder.

               (y) "Subsidiary Corporation" shall have the meaning assigned to that term under Section 424 of the Code.

               (z) "Total and Permanent Disability", unless otherwise specified in the applicable Stock Option Agreement, means the inability of an Employee to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve months.


                                    SECTION 2

                                    THE PLAN

               2.1. Name. This Plan shall be known as "autobytel.com inc. 1999 Stock Option Plan."

               2.2. Purpose. The purpose of this Plan is to advance the interests of the Company and its stockholders by affording Employees of the Employer Company and Outside Directors an opportunity to acquire or increase their proprietary interest in the Company by the grant to such individuals of Options under the terms set forth herein. By thus encouraging such individuals to acquire or increase their proprietary interest in the Company, the Company seeks to attract, motivate and retain those highly competent individuals upon whose judgment, initiative, leadership, and continued


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efforts the success of the Company in large measure depends.

               2.3. Intention. It is intended that Options (if any) issued to Employees as Incentive Stock Options under this Plan will qualify as Incentive Stock Options under Section 422 of the Code and the terms of this Plan shall be interpreted in accordance with such intention. Options issued to Outside Directors shall be Non-Statutory Stock Options.


                                    SECTION 3

                                 ADMINISTRATION

               3.1. Administration. The Plan shall be administered, in the discretion of the Board from time to time, by the Board or by the Committee acting as the Administrator. The Committee shall be appointed by the Board, in a manner consistent with the Company's Bylaws, and shall consist of not less than three (3) members of the Board; provided, however, that, after the Company effects an initial public offering, the Committee will be comprised of solely two (2) or more members, each of who is an outside director (within the meaning of Code Section 162(m) and the Treasury Regulations thereunder) as well as a non-employee director (within the meaning of Rule 16(b)-3 of the Securities and Exchange Commission adopted under the Securities Exchange Act of 1934, as amended). The Board may from time to time remove members from, or add members to, the Committee. Vacancies on the Committee, however caused, shall be filled by the Board. The Board may appoint one (1) of the members of the Committee as Chairman. The Administrator shall hold meetings at such times and places as it may determine. Acts of a majority of the Administrator at which a quorum is present, or acts reduced to or approved in writing by the unanimous consent of the members of the Administrator, shall be the valid acts of the Administrator.

               3.2. Duties. The Administrator shall from time to time at its discretion select the Employees who are to be granted Options, determine the number of Shares to be subject to Options to be granted to each Optionee and designate any such Options granted to Employees as Incentive Stock Options or Non-Statutory Stock Options. The interpretation and construction by the Administrator of any provisions of the Plan or of any Option granted thereunder shall be final. No member of the Administrator shall be liable for any action or determination made in good faith with respect to the Plan or any Option granted hereunder.


                                    SECTION 4


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                                  PARTICIPATION

               4.1. Eligibility. The Optionees shall be:

                    (a) such persons (collectively, "Participants"; individually a "Participant") as the Administrator may select from among the following classes of persons, subject to the terms and conditions of Section 4.2 below:

                        (1) Key Employees of the Company;

                        (2) Key Employees of the Company's Parent Corporations
               or Subsidiary Corporations; and

                    (b) Outside Directors, who shall automatically be eligible to participate in the Plan in accordance with Section 6.12 below.

               4.2. Ten-Percent Stockholders. An Employee who beneficially owns more than ten percent (10%) of the total combined voting power of all classes of outstanding stock of the Company, as determined under Sections 422 and 424 of the Code, shall not be eligible to receive an Incentive Stock Option unless (i) the Option Price of the Shares subject to such Option is at least one hundred ten percent (110%) of the Fair Market Value of such Shares on the date of grant and (ii) such Option by its terms is not exercisable after the expiration of five (5) years from the date of grant.

                    (a) Stock Ownership. For purposes of Section 4.2 above, in determining stock ownership, an Employee's beneficial ownership of any class of outstanding stock of the Employer Company or a Parent Corporation or a Subsidiary Corporation shall be determined as provided in Rule 16a-1(a) of the Securities and Exchange Commission adopted under the Exchange Act, and in any event (i) such Participant shall be considered as owning the stock owned, directly or indirectly, by or for his or her brothers and sisters, spouse, ancestors and lineal descendants; (ii) stock owned, directly or indirectly, by or for a corporation, partnership, estate or trust shall be considered as being owned proportionately by or for its stockholders, partners or beneficiaries; and
(iii) stock with respect to which such Participant holds an Option shall not be counted.

                    (b) Outstanding Stock. For purposes of Section 4.2 above, "outstanding stock" shall include all stock actually issued and outstanding immediately after the grant of the Option to the Optionee. "Outstanding stock" shall not include



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shares authorized for issue under outstanding Options held by the Optionee or by any other person.


                                    SECTION 5

                             SHARES SUBJECT TO PLAN

               5.1. Shares Available for Options. Subject to adjustment pursuant to the provisions of Section 5.2 hereof, the total number of Shares which may be issued upon the exercise of all Options shall not exceed 1,800,000 Shares provided that after March 31, 1999, not more than 1,000,000 Shares may thereafter be issued pursuant to grants of Options made hereunder after March 31, 1999. Such Shares may be either authorized and unissued Shares or issued Shares which have been reacquired by the Company (pursuant to Section 6.7(d) or otherwise). If any Option shall expire or terminate for any reason without having been exercised in full, new Options may be granted covering Shares originally set aside for the unexercised portion of such expired or terminated Option.

               5.2. Adjustments.

                    (a) Stock Splits and Dividends. Subject to any required action by the Board, the number of Shares covered by the Plan as provided in
Section 5.1 hereof, the number of Shares covered by each outstanding Option and the Option Price thereof shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a recapitalization, reclassification, subdivision or consolidation of Shares or the payment of a stock dividend (but only if paid in Shares), a stock split or any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company.

                    (b) Mergers. Subject to any required action by the Board and/or stockholders, if the Company shall merge with another corporation and the Company is the surviving corporation in such merger and under the terms of such merger the Shares outstanding immediately prior to the merger remain outstanding and unchanged, each outstanding Option shall continue to apply to the Shares subject thereto and shall also pertain and apply to any additional securities and other property, if any, to which a holder of the number of Shares subject to the Option would have been entitled as a result of the merger.

                    (c) Adjustment Determination. To the extent that the


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foregoing adjustments relate to securities of the Company, such adjustments shall be made by the Administrator, whose determination shall be conclusive and binding on all persons. In computing any adjustment under this Section 5.2, any fractional Share which might otherwise become subject to an Option shall be eliminated.

                    (d) Special Dividends. Subject to any required action by the Board, the Administrator shall be entitled to determine whether any adjustment shall be made with respect to the number of Shares covered by the Plan as provided in Section 5.1 hereof, the number of Shares covered by each outstanding Option and the Option Price thereof if the Company pays a special or extraordinary dividend.


                                    SECTION 6

                                     OPTIONS

               6.1. Option Grant and Agreement.

                    (a) The Administrator may from time to time, subject to the terms of this Plan, grant to any Participant (other than a person who is an Outside Director) one or more Options but in no event may any such Participant receive Options under this Plan on more than 700,000 Shares during any one calendar year. Each Option grant shall be evidenced by a written Stock Option Agreement, dated as of the date of grant and executed by the Company and the Optionee, which Stock Option Agreement shall set forth the number of Options granted, whether the Options are Incentive Stock Options or Nonstatutory Stock Options, the Option Price, the Option Term and such other terms and conditions as may be determined appropriate by the Administrator, provided that such terms and conditions are not inconsistent with the Plan. The Stock Option Agreement shall incorporate this Plan by reference and provide that any inconsistencies or disputes shall be resolved in favor of the Plan language.

                    (b) Except as provided in Section 6.12 below, grants under the Plan shall be made by the Administrator selectively among the Participants and the terms and provisions of such grants and the agreements evidencing the same (including, without limitation, the form, the amount, the timing, the exercisability and the vesting schedule of such grants) need not be uniform, whether or not the Optionees are similarly situated.

               6.2. Conditions with Respect to Non-Statutory Stock Options. Certain Non-Statutory Stock Options ("Performance Grants") shall be subject to the following conditions, which conditions shall be stated within the applicable Stock Option Agreement.



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                    (a) At the time of grant, the Administrator may, in its
        discretion, place additional restrictions on Performance Grants requiring that the Option will vest only if and when, or on an accelerated basis if and when, the Common Stock price exceeds a specific amount. Generally, Performance Grants will be subject to the same requirements described herein, unless the Administrator decides otherwise.

                    (b) At the time of grant, the Administrator may, in its discretion, place additional restrictions on the Performance Grants requiring that on the exercise of such a grant an Employee will purchase Shares that will be forfeited if the Optionee terminates employment within a certain number of years. Additional transferability restrictions may be imposed in connection with Performance Grants.

               6.3. Conditions with Respect to Incentive Stock Options. Each Incentive Stock Option shall be subject to the following conditions, which conditions shall be stated within the applicable Stock Option Agreement. Any Incentive Stock Option which does not comply with these provisions shall not be considered an Incentive Stock Option and instead shall be considered a Nonstatutory Option issued under the Plan:

                    (a) To the extent that the aggregate Fair Market Value of Shares (determined as of the time an Option is granted) exercisable for the first time by an Optionee during any calendar year under such Incentive Stock Option and any other Incentive Stock Option issued by the Company or any Subsidiary Corporation or Parent Corporation exceeds $100,000, such excess Incentive Stock Options shall be deemed Nonstatutory Stock Options.

                    (b) No Incentive Stock Option may be assigned or transferred by an Optionee other than by will or by the laws of descent and distribution. During the lifetime of an Incentive Stock Optionee, the Option may be exercisable only by the Optionee. Transfer of an Incentive Stock Option by will or by the laws of descent and distribution shall not be effective to bind the Company unless the Company shall have been furnished with written notice thereof and an authenticated copy of the will or such other evidence as the Administrator may deem necessary to establish the validity of the transfer and the acceptance by the transferee of the terms and conditions of such Incentive Stock Option.


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               6.4. Option Price. The Option Price shall be determined by the
Administrator, subject to any limitations imposed by this Plan and, in any event, shall not be less than eighty-five (85) percent of the Fair Market Value on the date of grant. The Option Price for Incentive Stock Options shall not be less than the Fair Market Value of Shares on the date such Incentive Stock Options are granted and, in the case of Incentive Stock Options granted to an Optionee described in Section 4.2 hereof, the Option Price shall not be less than one hundred ten percent (110%) of the Fair Market Value of Shares on the date of grant.

               6.5. Option Term. The Option Term shall be determined by the Administrator at the time of grant, subject to any limitations imposed by this Plan, but in any event shall not be more than ten years from the date such Option is granted, and, in the case of an Incentive Stock Option granted to an Optionee described in Section 4.2 hereof, shall not be more than five years from the date such Option is granted. Options may be subject to earlier termination as provided in this Plan.

               6.6. Limitations on Exercise of Options. Notwithstanding anything contained in this Plan to the contrary:

                    (a) Options may not be exercised until the Plan has been ratified by the a majority of the stockholders as provided in Section 9.8.

                    (b) Options shall be exercisable in full or in such equal or unequal installments as the Administrator shall determine; provided that if an Optionee does not purchase all of the Shares which the Optionee is entitled to purchase on a certain date or within an established installment period, the Optionee's right to purchase any unpurchased Shares shall continue during the Option Term (taking into account any early termination of such Option Term which may be provided for under the Plan); provided, further that an Optionee who is not an officer, director or consultant shall have the right to exercise at least 20% of the options granted per year over five (5) years from the grant date.

               6.7. Method of Exercising Options; Withholding Tax.

                    (a) Options shall be exercised by a written notice, delivered to the Company at its principal office located at 18872 MacArthur Blvd., Second Floor, Irvine, California, 92612-1400, Attn:
        Legal Department or such other address that may be designated by the Company, specifying the number of Shares to be purchased and tendering payment in full for such Shares. Payment may be tendered in cash or by certified, bank cashier's or teller's check or by Shares (valued at Fair Market Value as of the date of tender), or some combination of the foregoing or such other form of consideration which has been approved by



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        the Board or the Committee, including any approved cashless exercise mechanism or a promissory note given by the Optionee. The right to deliver in full or partial payment of such Option Price any consideration other than cash shall be limited to such frequency as the Board or the Committee shall determine in its absolute discretion from time to time. In the event all or part of the Option Price is paid in Shares, any excess of the value of such Shares over the Option Price will be returned to the Optionee as follows: (i) any whole Share remaining in excess of the Option Price will be returned in kind, and may be represented by one or more share certificates; and (ii) any partial Shares remaining in excess of the Option Price will be returned in cash.

                    (b) In the event an Optionee pays all or part of the Option Price in Shares, the Administrator shall be entitled as it deems appropriate to award to the Optionee additional Options equal to the number of Shares tendered to exercise, provided such Option has an Option Price equal to Fair Market Value.

                    (c) In the event the Company determines that it is required to withhold state or Federal income tax as a result of the exercise of an Option, as a condition to the exercise thereof, the Optionee may be required to make arrangements satisfactory to the Company to enable it to satisfy such withholding requirements. Payment of such withholding requirements may be made, in the discretion of the Administrator, (i) in cash, (ii) by delivery of Shares registered in the name of the Optionee having a Fair Market Value at the time of exercise equal to the amount to be withheld, (iii) by the Company retaining or not issuing such number of Shares subject to the Option as have a Fair Market Value at the time of exercising equal to the amount to be withheld or (iv) any combination of (i), (ii) and (iii) above.

                    (d) The Administrator shall be entitled as it deems appropriate to make available for issuance under the Plan Shares tendered by an Optionee as payment of the Option Price or Shares used to satisfy the Company's withholding requirements.

               6.8. Rights in the Event of Sale, Merger or Other Reorganization. Except as expressly provided in Section 5.2 and this Section 6.8, the Optionee shall have no rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class or by reason of any dissolution, liquidation, merger or consolidation or spin-off of assets or stock of another corporation, and any



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issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or Option Price of Shares subject to an Option. The grant of an Option pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets. In any such event (other than a merger in which the Company is the surviving corporation as described in Section 5.2(b) and under the terms of which the shares of Common Stock outstanding immediately prior to the merger remain outstanding and unchanged):

               (a) Unless otherwise provided in the Stock Option Agreement for any given Option, upon any such merger, consolidation, or sale or transfer of assets, all rights of the Optionee with respect to the unexercised portion of any Option shall become immediately vested and may be exercised immediately, except to the extent that any agreement or undertaking of any party to any such merger, consolidation, or sale or transfer of assets, shall make specific provision for the assumption of the obligations of the Company with respect to the Plan and the rights of Optionees with respect to Options granted thereunder.

               (b) Unless otherwise provided in the Stock Option Agreement for any given Option, upon any such liquidation or dissolution, all rights of the Optionee with respect to the unexercised portion of any Option shall wholly and completely terminate and all Options shall be canceled at the time of any such liquidation or dissolution, except to the extent that any plan pursuant to which such liquidation or dissolution is effected, shall make specific provision with respect to the Plan and the rights of Optionees with respect to Options granted thereunder.

Notwithstanding the foregoing, the holder of any such Option or right theretofore granted and still outstanding shall have the right immediately prior to the effective date of such merger, consolidation, sale or transfer of assets, liquidation or dissolution to exercise such Option in whole or in part without regard to any installment provision that may have been made part of the terms and conditions of such Option or right; provided, that any conditions precedent to such exercise set forth in the Stock Option Agreement other than the passage of time, have occurred or been waived. In no event, however, may any Incentive Stock Option which becomes exercisable pursuant to this Section 6.8 be exercised, in whole or in part, later than the date preceding the tenth anniversary date of the grant thereof.

               6.9. Rights in the Event of Death. Unless otherwise provided in the Stock Option Agreement for any given Option, if an Optionee's employment with the Employer Company or service as a member of the Board is terminated on account of



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death, the person or persons who shall have acquired the right, by will or the laws of descent and distribution, to exercise the Optionee's Options shall continue to have (subject to Sections 6.3 and 6.6 above) the right, for a period of at least six (6) months from the date of termination by death or such longer period (if any) as may be specified in the applicable Stock Option Agreement, to exercise any Options which such Optionee would have been entitled to exercise on the Optionee's death or during the first year thereafter. At the expiration of such period any such Options which remain unexercised shall expire. Unless the Administrator provides otherwise in the Stock Option Agreement, any Options that could not have been exercised by an Optionee as of the Optionee's death or during the first year thereafter may not be exercised.

               6.10. Rights in the Event of Total and Permanent Disability. Unless otherwise provided in the Stock Option Agreement for any given Option, if an Optionee's employment with the Employer Company or service as a member of the Board is terminated on account of Total and Permanent Disability, the Optionee shall have (subject to Sections 6.3 and 6.6 above) the right, for a period of at least six (6) months from the date of termination by disability or such longer period (if any) as may be specified in the applicable Stock Option Agreement, to exercise any Options which such Optionee would have been entitled to exercise on the date of such Optionee's Total and Permanent Disability. At the expiration of such period any such Options which remain unexercised shall expire. Unless the Administrator provides otherwise in the Stock Option Agreement, any Options that could not have been exercised by an Optionee on the date of such Optionee's Total and Permanent Disability may not be exercised.

               6.11. Rights in the Event of Termination of Employment or Service. Unless otherwise provided in the Stock Option Agreement for any given Option, in the event that an Optionee's employment with the Employer Company or service as a member of the Board terminates, other than by reason of death or Total and Permanent Disability and other than due to termination for "Cause," the Optionee shall have (subject to Sections 6.3 and 6.6 above) the right, for a period of at least thirty (30) days from the date of such termination or such longer period (if any) as may be specified in the applicable Stock Option Agreement, to exercise any Options which such Optionee would have been entitled to exercise on the date of such Optionee's termination. At the expiration of such period any such Options which remain unexercised shall expire. Unless the Administrator provides otherwise in the Stock Option Agreement, any Options that could not have been exercised by an Optionee on the date of such Optionee's termination of employment or service as a member of the Board may not be exercised. Notwithstanding the foregoing, if an Optionee's employment or service is terminated for



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"Cause," the Company may notify the Optionee that any Options not exercised prior to the termination are canceled, provided, however, that such Optionee shall have fifteen (15) days to cure such termination for "Cause." For purposes hereof and unless the Administrator provides otherwise in the Stock Option Agreement, a termination of employment or service for "Cause" shall include dismissal as a result of (1) Optionee's conviction of any crime or offense involving money or other property of the Company or its subsidiaries or which constitutes a felony in the jurisdiction involved; (2) Optionee's gross negligence, gross incompetence or willful gross misconduct in the performance of his or her duties; or (3) Optionee's willful failure or refusal to perform his or her duties.

               6.12. Automatic Option Grants to Outside Directors.

               (a) First Option. Each person who becomes an Outside Director after January 14, 1999 shall be automatically granted an Option to purchase twenty thousand (20,000) Shares (the "First Option") on the date on which such person first becomes an Outside Director, whether through election by the stockholders of the Company or appointment by the Board to fill a vacancy; provided, however, that an Inside Director who ceases to be an Inside Director but who remains a member of the Board shall not receive the grant of a First Option; provided further, that if any person serving as an Outside Director on January 14, 1999 received less that 20,000 shares (as adjusted for any stock splits or combinations subsequent to the date of such grant) on the date such person became a member of the Board, such person shall be granted an Option to purchase a number of Shares equal to the difference between twenty thousand (20,000) Shares and the Shares actually granted (as adjusted).

               (b) Subsequent Option. Each Outside Director shall be automatically granted an Option to purchase five thousand (5,000) Shares (a "Subsequent Option") on November 1 of each year; provided that he or she is then an Outside Director and, provided further, that as of such date, he or she shall have served on the Board for at least the preceding six (6) months.

               (c) Terms of Options. The terms of First Options and Subsequent Options granted hereunder shall be as follows:

                   (i)    Term. The term of the Option shall be ten (10) years.

                   (ii) Exercise Price. The exercise price per Share shall be one hundred percent (100%) of the Fair Market Value on the date of grant. In the event that the date of grant is not a trading day, the exercise price per Share shall be the Fair Market Value on the next trading day immediately following the date of grant.

                   (iii) Vesting Schedule. Each grant of Shares subject to the Option shall vest in its entirety and become exercisable on the first anniversary of the grant date, subject to the Optionee remaining an Outside Director as of the applicable vesting date.

                   (iv) Changes in Control of Company. In the event there occurs a change in control of the Company (as hereafter defined) one half (1/2) of all Shares subject to the Option shall vest and become exercisable upon the effective date of any such change in control.

                   (v) Definition of "Change in Control." For purposes of the Plan, "Change in Control" shall be defined as:

                          (a) When any "person" as defined in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d) and 14(d) thereof (including a "group" as defined in Section 13(d) of the Exchange Act, but excluding the Company, any Subsidiary or any employee benefit plan sponsored or maintained by the Company or any Subsidiary (including any trustee of such plan acting as trustee), and also excluding Peter R. Ellis or John C. Bedrosian) directly or indirectly, becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act, as amended from time to time), of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding securities.

                          (b) The individuals who, as of January 14, 1999, constitute the Board (the "Incumbent Board"), cease for any reason to constitute at least a majority of the Board; provided however, that any individual becoming a director subsequent to the Effective Date, whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall not, for purposes of this section, be counted in determining whether the Incumbent Board constitutes a majority of the Board.

                          (c) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets of another corporation (a "Business Combination"), in each case, unless, following such Business
                               Combination:

                               i. all or substantially all of the individuals and entities who were the beneficial owners of the then outstanding shares of common stock of the Company and the beneficial owners of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors immediately prior to such Business Combination beneficially own, directly or indirectly, more than fifty percent (50%) of the then outstanding shares of common stock and the combined voting power of the then outstanding securities entitled to vote generally in the election of directors, respectively, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or indirectly or through one or more subsidiaries); and

                               ii. no person (excluding any employee benefit
                                   plan or related trust) of the Company or such corporation resulting from such Business Combination beneficially owns, directly or indirectly, fifty percent (50%) or more of the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the corporation except to the extent that such ownership existed prior to the Business

                                   Combination; or


                               (d) Approval by the stockholders of the Company
                                   of a complete liquidation or dissolution of the Company.

                          (vi) Stock Option Agreement. Each Option granted to
                               Outside Directors shall be evidenced by a Stock Option Agreement, which shall contain such other provisions as may be applicable to such Options under this Plan.


                                    SECTION 7

                       SHARES ISSUED PURSUANT TO AN OPTION

               7.1. Issuance of Certificates. The Company shall not be required to issue or deliver any certificate for Shares purchased upon the exercise of any Option, or any portion thereof, prior to fulfillment of all of the following applicable conditions:

                    (a) The admission of such Shares to listing on all stock exchanges or markets on which the Shares are then listed to the extent such admission is necessary;

                    (b) The completion of any registration or other qualification of such Shares under any federal or state securities laws or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body, which the Board shall in its sole discretion deem necessary or advisable, or the determination by the Board in its sole discretion that no such registration or qualification is required;

                    (c) The obtaining of any approval or other clearance from any federal or state governmental agency which the Board shall, in its sole discretion, determine to be necessary or advisable; and

                    (d) The lapse of such reasonable period of time following the exercise of the Option as the Board from time to time may establish for reasons of administrative convenience.

               7.2. Compliance with Securities and Other Laws. In no event shall the Company be required to sell, issue or deliver Shares pursuant to Options if in the opinion of the Company the issuance thereof would constitute a violation by either the Optionee or the Company of any provision of any law or regulation of any governmental authority or any securities exchange. As a condition of any sale or issuance of Shares pursuant to Options, the Company may place legends on the Shares, issue stop-transfer orders and require such agreements or undertakings from the Optionee as the Company may deem necessary or advisable to assure compliance with any such law or regulation, including if the Company or its counsel deems it appropriate, representations from the Optionee that the Optionee is acquiring the Shares solely for investment and not with a view to distribution and that no distribution of the Shares acquired by the Optionee will be made unless registered pursuant to applicable federal and state securities laws or unless, in the opinion of counsel to the Company, such registration is unnecessary.

               7.3. Requirements in the Event of a Disposition of Shares. Any Optionee, or person representing such Optionee, who sells, exchanges, transfers or otherwise disposes of any Shares acquired pursuant to the exercise of an Incentive Stock Option within two (2) years following the grant of such Incentive Stock Option or within one (1) year following the actual transfer of such Shares to the Optionee, shall be obligated to notify the Company in writing of the date of disposition, the number of Shares so disposed and the amount of consideration received as a result of such disposition. The Company shall have the right to take whatever reasonable action it deems appropriate against an Optionee, including early termination of any Options which remain outstanding, in order to recover any additional taxes the Company incurs as a result of such Optionee's failure to so notify the Company.

               7.4. Legend. All certificates for Shares purchased upon the exercise of an Incentive Stock Option shall bear a legend indicating that such Shares were issued pursuant to an Incentive Stock Option grant.


                                    SECTION 8

                 TERMINATION, AMENDMENT AND MODIFICATION OF PLAN

               8.1. Board Termination, Amendment and Modification of Plan. The Board may at any time amend or modify the Plan; provided, however, that no such action of the Board, without approval of the stockholders of the Company (in the same manner as provided in Section 9.8), may:

                    (a) Increase the number of Shares which may be issued under the Plan;

                    (b) Modify the requirements as to eligibility for participation in the Plan;

                    (c) Change the Option Price provisions in Sections 1.(p) or
        6.4 other than to change the manner of determining the Fair Market Value of the Shares to conform with any then applicable provisions of the Code or regulations or rulings thereunder, unless such change does not have a materially adverse effect on the Company; or

                    (d) Amend this Section 8.1 to defeat its purpose.

Notwithstanding anything above to contrary, the Board shall be entitled adjust the Option Price with respect to any outstanding Option at any time provided that the Optionee shall so consent.

               8.2. Plan Termination. Subject to Section 9.8 below, unless terminated earlier as provided in Section 8.1, the Plan shall terminate ten (10) years from the date it is adopted by the Board and no Option shall be granted under this Plan after such expiration date. Termination of the Plan shall not alter or impair any of the rights or obligations under any Option theretofore granted under the Plan unless the Optionee shall so consent.

               8.3. Effect of Termination, Amendment or Modification of Plan. Notwithstanding Sections 8.1 and 8.2, no termination, amendment or modification of the Plan shall in any manner affect any Option theretofore granted under the Plan without the written consent of the Optionee or a person who shall have acquired the right to exercise the Option by will or the laws of descent and distribution.


                                    SECTION 9

                                  MISCELLANEOUS

               9.1. Non-assignability of Options. No Option shall be assignable or transferable by the Optionee except by will or by the laws of descent and distribution. During the lifetime of the Optionee, the Option shall be exercisable only by the Optionee.

               9.2. Leaves of Absence. Unless the Administrator determines otherwise, the vesting of an Option granted under the Plan shall not be tolled during any unpaid leave of absence taken by an Optionee.

               9.3. No Employment Rights. Nothing in the Plan or in any Option granted hereunder or in any Stock Option Agreement relating thereto shall confer upon any individual the right to continue in the employ or service of the Employer Company.

               9.4. Purchase Offer. The Administrator may offer to purchase, for cash or Shares, any Option granted hereunder and such offer to purchase any Option shall be on such terms and conditions as the Administrator establishes and communicates to the Optionee at the time the offer is extended to the Optionee.

               9.5. Binding Effect. The Plan shall be binding upon the successors and assigns of the Company.

               9.6. Singular, Plural, Gender. Whenever used herein, except where the context clearly indicates to the contrary, nouns in the singular shall include the plural, and the masculine pronoun shall include the feminine gender.

               9.7. Headings. Headings of the Sections hereof are inserted for convenience and reference and constitute no part of the Plan.

               9.8. Effective Date; Ratification by Stockholders. This Plan shall become effective upon its adoption by the Board but is subject to the ratification and approval by the affirmative vote of the holders of a majority of the Company's outstanding shares of capital stock within 12 months following such adoption. If this Plan is not so approved by the stockholders this Plan shall become null and void and of no force or effect. Any Options granted pursuant to the Plan may not be exercised until the Plan shall have been ratified and approved by the stockholders pursuant to this Section.

               9.9. Rights as Stockholder. An Optionee or transferee of an Option shall have no rights as a stockholder with respect to any Shares subject to such Option prior to the purchase of such Shares by exercise of such Option as provided herein.

               9.10. Applicable Law. This Plan and the Options granted hereunder shall be interpreted, administered and otherwise subject to the laws of the State of California, without giving effect to the principles of conflict of laws thereof.

               9.11. Reports. The Company will comply with all applicable reporting requirements applicable to Incentive Stock Options under the Code.

               9.12. Information to Employees. All Optionees shall be provided with financial statements of the Company annually unless the Optionee is a key employee whose duties in connection with the Company assure him or her access to equivalent information.